UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

AMERICAS TECHNOLOGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39807	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16500 Dallas Pkwy #305 Dallas, TX	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 396-5927

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one-half of Redeemable Warrant	ATA.U	The New York Stock Exchange

Ordinary Shares, par value $0.0001 per share	ATA	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	ATA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 1, 2022, Americas Technology Acquisition Corp., a Cayman Islands exempted company (together with its successors, including following continuation out of the Cayman Islands and into the State of Delaware so as to domesticate as a Delaware corporation, “ATAC”), entered into an Agreement and Plan of Merger (as may be amended or supplemented from time to time, the “Merger Agreement”) with Rally Communitas Corp., a Delaware corporation (“Rally” or the “Company”), Americas Technology Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of ATAC (“Pubco”), Americas Technology Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (the “Purchaser Merger Sub”), Americas Technology Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (the “Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), Jorge E. Marcos, in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) of the stockholders of Pubco (other than the Rally Security Holders and their successors and assignees) (the “Purchaser Representative”), and Numaan Akram, in the capacity as the representative of the Rally Security Holders from and after the Effective Time (the “Seller Representative”), pursuant to which, as of the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), ATAC and Rally will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company.

On July 26, 2022, ATAC, Rally, Pubco, the Seller Representative and the Purchaser Representative entered into an amendment (the “Amendment”) to the Merger Agreement.

The Amendment clarifies and revises certain provisions of the Merger Agreement relating to (i) the securities for which the investors (the “Support Investors”) that enter into Support Subscription Agreements to purchase securities of Pubco immediately prior to the Closing as a condition to the consummation of ATAC’s initial business combination (the “Business Combination”) under the Merger Agreement will subscribe pursuant to such agreements, (ii) the contingent value rights to be issued by Pubco at the Closing to non-redeeming ATAC shareholders and the Support Investors and (iii) the expected composition of the board of directors of Pubco (the “Pubco Board”) immediately following consummation of the Business Combination, subject to approval of the proposal related to the election of directors to the Pubco Board that will be contained in a registration statement on Form S-4 (as amended, the “Registration Statement”) that Pubco intends to file with the Securities and Exchange Commission in connection with the Business Combination.

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by ATAC with the Securities and Exchange Commission on June 7, 2022, remains in full force and effect as originally executed on June 1, 2022. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Amendment attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger, dated as of July 26, 2022, by and among Americas Technology Acquisition Corp., Rally Communitas Corp., Americas Technology Acquisition Holdings Inc., Jorge E. Marcos, in the capacity as the Purchaser Representative thereunder, and Numaan Akram, in the capacity as the Seller Representative thereunder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2022

AMERICAS TECHNOLOGY ACQUISITION CORP.

By:	/s/ Jorge E. Marcos
	Name:	Jorge E. Marcos
	Title:	Chief Executive Officer